Exhibit 10.11

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of the 15th day of December, 2016 by and among Redmile Capital Fund, LP (the “Seller”), Amicus Therapeutics International Holding LTD (“Amicus International”) and Amicus Therapeutics, Inc. (the “Purchaser”).

1.              Purchase and Sale of Purchased Notes.  On the terms and conditions set forth herein, Purchaser agrees to purchases from Seller and Seller agrees to sell to Purchaser each of the notes issued by Amicus International and described on Exhibit A hereto (the “Purchased Notes”) at the price equal to par, plus all accrued and unpaid interest to the date hereof (such amount, the “Purchase Price”).

2.              Payment and Closing.  As promptly as practicable following the closing of the Purchaser’s issuance of a new series of convertible senior notes, as contemplated by that certain Notice of Repurchase, dated December 15, 2016, sent by the Purchaser and Amicus International and acknowledged by the Seller, Purchaser shall pay the Purchase Price for the Purchased Notes in cash, by cashier’s check or by wire transfer of immediately available funds to an account designated by Seller, and against such payment, Seller shall deliver to Purchaser each of the Purchased Notes, with such instruments of transfer or assignment as are reasonably necessary to effect the transfer.

3.              Seller Representations.  Seller represents and warrants to Purchaser as follows:

(a)                                 Seller owns all Purchased Notes free and clear of all liens, pledges, encumbrances, security agreements, equities, options, claims, charges and restrictions of any nature whatsoever, except any restrictions under applicable state and federal securities laws, and has not previously entered into any commitment for the sale of all or part of such Purchased Notes or otherwise conveyed or encumbered Seller’s interest with respect to the Purchased Notes.

(b)                                 Seller has full power and authority to sell and transfer the Purchased Notes to Purchaser without obtaining the waiver, consent, order or approval of (i) except as has otherwise been obtained or as otherwise provided for in this Agreement, Amicus International, (ii) any state or federal governmental authority, or (iii) any third party or other person.

(c)                                  The execution and delivery of this Agreement by such Seller and the performance by Seller of his, her, or its obligations pursuant to this Agreement will not result in any material violation of, or materially conflict with, or constitute a material default under, any agreement to which Seller is a party or such Seller’s charter documents, nor, to such Seller’s knowledge, result in the creation of any material mortgage, pledge, lien, encumbrance or charge upon any of the Purchased Notes, other than pursuant to this Agreement.

(d)                                 Upon delivery of and payment for the Purchased Notes as herein contemplated, Seller will convey to Purchaser good, valid and marketable title to the Purchased Notes free and clear of all liens, encumbrances, equities, options, claims, charges and restrictions, of any nature whatsoever, other than restrictions under applicable securities laws.

(e)                                  Seller has reviewed with Seller’s own tax advisors the federal, state and local tax consequences of the transactions contemplated by this Agreement.  Seller is not relying on any statements or representations of Purchaser or any of its agents.  Seller understands that Seller shall be solely responsible for Seller’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

4.              Consent to Transfer.

(a)                                 Pursuant to Section 13(a) of each Purchased Note, Amicus International hereby consents to the transfer of the Purchased Notes contemplated by this Agreement and waives receipt of a written assignment for such transfer. The consent of Amicus International provided herein shall not be construed as a waiver, release, or relinquishment by Amicus International of any of Amicus International’s rights and privileges under the Purchased Notes.

5.              Miscellaneous.

(a)                                 Undertaking.  The parties hereby agree to take whatever additional actions and execute whatever additional documents may be necessary or advisable in order to effect the transactions contemplated by this Agreement.

(b)                                 Entire Agreement.  This Agreement constitutes the entire agreement and understanding between the parties hereto with regard to the subject matter hereof.  This Agreement shall not be amended except by a writing signed by both parties.

(c)                                  Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to principles of conflicts of laws.

(d)                                 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures transmitted electronically shall be accepted as originals for all purposes of this Agreement.

(e)                                  Notice.  Notice hereunder shall be given by written delivery or confirmed facsimile thereof to the parties at their respective mailing addresses or email addresses set forth on the signature page hereof or to such other mailing address or email address as the other party shall be notified of in accordance herewith. Each party may rely on such mailing address or email address for all purposes in connection with the ownership of the Purchased Notes.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first indicated above.

REDMILE CAPITAL FUND, LP

/s/ Jeremy Green
By: Jeremy Green
Title: Managing Member of the General Partner
and the Investment Manager

Address:	One Letterman Drive
Building D, Suite D3-300
San Francisco, CA 94129
Email:	operations@redmilegrp.com

AMICUS THERAPEUTICS INTERNATIONAL HOLDING LTD

Signature:	/s/ Daphne Quimi

Print Name:	Daphne Quimi
Address:	Phoenix House
Oxford Road, Tatling End
Gerards Cross, Buckinghamshire
SL9 7AP UK
Email:	dquimi@amicusrx.com

Signature:	/s/ Geoffrey Ghyoot

Print Name:	Geoffrey Ghyoot
Address:	Phoenix House
Oxford Road, Tatling End
Gerards Cross, Buckinghamshire
SL9 7AP UK
Email:	gghyoot@amicusrx.com

AMICUS THERAPEUTICS, INC.

Signature:	/s/ William D. Baird III

Print Name:	William D. Baird III
Address:	1 Cedar Brook Drive
Cranbury, NJ 08512
Email:	cbaird@amicusrx.com

Exhibit A

Note No.	Issue Date	Principal Amount	Amicus Entity	Holder
1	February 19, 2016	$7,085,453.20	Amicus Therapeutics International Holding LTD*	Redmile Capital Fund, LP

* Indicates a Note initially issued by Amicus Therapeutics UK Limited that was assigned to Amicus Therapeutics International Holding LTD, pursuant to that certain Assignment and Assumption Agreement, entered into as of June 30, 2016, by and between Amicus Therapeutics UK Limited and Amicus Therapeutics International Holding LTD.